SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of Earliest Event Reported)     June 26, 2006

Commission File Number	Registrant, Address of Principal Executive Offices and Telephone Number	I.R.S. employer Identification Number	State of Incorporation

1-08788	SIERRA PACIFIC RESOURCES P. O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358	Nevada

2-28348	NEVADA POWER COMPANY 6226 West Sahara Avenue Las Vegas, Nevada 89146 (702) 367-5000	88-0420104	Nevada

None

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 26, 2006, Nevada Power Company (“NPC”), a wholly-owned subsidiary of Sierra Pacific Resources, issued and sold an additional $120,000,000 of its 6.650% General and Refunding Mortgage Notes, Series N, due April 1, 2036 (the “Series N Notes) and an additional $75,000,000 of its 6.50% General and Refunding Mortgage Notes, Series O, due May 15, 2018 (the “Series O Notes,” and together with the Series N Notes, the “Notes”). Previously, NPC issued and sold $250,000,000 of Series N Notes and $250,000,000 of Series O Notes on April 3, 2006 and May 12, 2006, respectively. NPC will pay interest on the Series N Notes on April 1 and October 1 of each year, beginning on October 1, 2006. The Series N Notes will mature on April 1, 2036. NPC will pay interest on the Series O Notes on May 15 and November 15 of each year, beginning on November 15, 2006. The Series O Notes will mature on May 15, 2018. The Notes were issued to Qualified Institutional Buyers under Rule 144A with registration rights.

The net proceeds of the issuances will be used to fund the purchase of NPC’s 10 7/8% General and Refunding Mortgage Notes, Series E, due 2009 (the “Series E Notes”), which will be tendered pursuant to NPC’s offer to purchase and consent solicitation expiring on June 28, 2006, and to pay fees, premiums and expenses associated with NPC’s tender offer. Currently, $162.5 million aggregate principal amount of the Series E Notes are outstanding. NPC intends to use any remaining proceeds to repay amounts outstanding under its Revolving Credit Facility with Wachovia Bank, N.A.

Restrictions

The Notes contain restrictions on liens (other than permitted liens, which include liens to secure certain permitted debt) and certain sale and leaseback transactions. There are also limitations on certain fundamental structural changes to NPC and limitations on the disposition of property. In the event of a change of control of NPC, the holders of the Notes are entitled to require that NPC repurchase their Notes for a cash payment equal to 101% of the aggregate principal amount plus accrued and unpaid interest.

Cross-Defaults/Acceleration Events

In addition to customary default and acceleration events, the terms of the Notes provide that in the event that NPC or any of its restricted subsidiaries defaults with respect to the payment of principal, interest or premium beyond the applicable grace period under any mortgage, indenture or other security instrument relating to debt in excess of $15 million, the holders of the Notes have the right to require that NPC redeem their Notes, at a price equal to 100% of the aggregate principal amount plus accrued and unpaid interest and liquidated damages, if any, upon notice given by at least 25% of the outstanding noteholders. Since the Notes were issued under NPC’s General and Refunding Mortgage Indenture, a failure to redeem the Notes would trigger a default with respect to all of the securities issued under NPC’s General and Refunding Mortgage Indenture.

Optional Redemption

NPC may redeem the Notes at its option at any time, in whole or in part, at a price of 100% of the principal amount of the Notes being redeemed plus a make-whole premium.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources
(Registrant)

Date: June 27, 2006	By:	/s/ John E. Brown

John E. Brown
Corporate Controller

Nevada Power Company
(Registrant)

Date: June 27, 2006	By:	/s/ John E. Brown

John E. Brown
Controller